UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

MAGSTAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-1561	41-0780999
(State of or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

410 11th Avenue South, Hopkins, MN		55343
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (952) 935-6921

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

Effective June 30, 2006, MagStar Technologies, Inc. (“the Company”) entered into an amendment of its credit agreement with US Bank (“the Bank”). The amendment reduces the interest rate that the Company is charged by 150 basis points, from Prime Rate plus 2% to Prime Rate plus 0.5% and increased the borrowing base limitation of the Company’s eligible accounts receivable from 80% to 85%, along with some restrictions on the inclusion of inventory in the borrowing base. In addition, certain changes were made to the Company’s financial covenants.

Item 9.01 Financial Statements and Exhibits

(a)   Not applicable.

(b)   Not applicable.

(c)   Not applicable.

(d)	Exhibit 10.1 —	First Amendment To Second Amended And Restated Credit Agreement made and entered into as of June 30, 2006, by and between the Company and U.S. Bank National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGSTAR TECHNOLOGIES, INC.

Dated: June 30, 2006	By	/s/ Joseph A. Petrich
Joseph A. Petrich
Its: Chief Financial Officer

Exhibit Index

Exhibit	Description
10.1	First Amendment To Second Amended And Restated Credit Agreement made and entered into as of June 30, 2006, by and between the Company and U.S. Bank National Association